                                                                      EXHIBIT 23



                         INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in McKesson Corporation Registration Statement Nos. 33-86536, 333-611, 333-2871, 333-21931, 333-32643,
333-32645, 333-43101, 333-43079, 333-48337, 333-48339, and 333-48859 on Form S-8
and Registration Statement Nos. 333-26443, and Amendment No. 1 thereto, and 333-50985, and Amendment No. 1 thereto, on Form S-3, and Registration Statement
Nos. 333-49119, and Amendment No. 1 thereto, and 333-56623, and Amendment No. 1 thereto, on Form S-4 of our reports dated May 18, 1998 incorporated by reference in, and appearing in, this Annual Report on Form 10-K/A of McKesson Corporation, for the year ended March 31, 1998.



DELOITTE & TOUCHE LLP
San Francisco, California
July 29, 1998

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